SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ___________________


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                               September 11, 1995

                               ___________________


                               HOWELL CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



            1-8704                                74-1223027
     (Commission File Number)        (I.R.S. Employer Identification No.)



          1111 Fannin, Suite 1500, Houston, Texas     77002
     (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code:  (713) 658-4000

Item 5.  Other Events

     On September 11, 1995, the Registrant issued the following press release announcing certain changes in the directors and officers of the Company. These changes are effective immediately.


                 HOWELL CORPORATION ANNOUNCES MANAGEMENT CHANGES


HOUSTON, TEXAS, SEPTEMBER 11, 1995 -- THE BOARD OF DIRECTORS OF HOWELL CORPORATION (HWL:NYSE; HWLLP:NASDAQ) today announced that Ronald E. Hall has been elected Chairman of Howell's Board. Paul N. Howell, former Chairman, will remain Chief Executive Officer of the company and become President, replacing Paul W. Funkhouser, who has resigned as President and a Director.
Commenting on the announcement, Paul Howell stated, "Ron Hall brings to our growing family of Howell energy companies a wealth of industry experience and success that will assist us in identifying and capitalizing on future growth opportunities."
Mr. Hall recently retired from his position as President and Chief Executive Officer of Tulsa-based CITGO Petroleum Corporation, a wholly-owned subsidiary of Petroleos de Venezuela, S. A., the national oil company of Venezuela. During his ten years with CITGO, Mr. Hall developed and implemented a strategic plan that moved CITGO from potential dissolution to its current position as one of the premier downstream companies in the United States. Mr. Hall also served on the CITGO Board of Directors from 1990 to 1995.
Prior to joining CITGO, Mr. Hall was Senior Vice President, Refined Products Marketing, for Gulf Oil Products Company, a division of Gulf Oil Corporation in Houston, Texas. Before joining Gulf, he was with Shell Oil Company for 26 years and was Vice President, Chemical Products Business Center, at Shell's Houston headquarters at the time he left Shell.
Mr. Hall holds a B.S. from Bradley University, Peoria, Illinois, and an M.S. in business administration from Columbia University, New York. Southern Illinois University's College of Business and Administration awarded its first honorary Doctor of Commercial Science degree to Mr. Hall in 1988. He is a member of the Bradley University Board of Trustees and a member of that university's College of Business Administration's National Council of Advisors.
He serves as a Director of Saint Francis Hospital, Inc., in Tulsa; Indian Nations Council, Boy Scouts of America and the Metropolitan Tulsa Chamber of Commerce. He is a member of the National Petroleum Council, the American Petroleum Institute's 25 Year Club and the Rotary Club of Houston Lombardi Award Advisory Committee.
Howell Corporation is a diversified independent energy company engaged in oil and gas exploration, production, marketing, transportation and chemical processing.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HOWELL CORPORATION
                                 (Registrant)




Date:  September 18, 1995        By     /s/ ALLYN R. SKELTON, II
                                    ----------------------------
                                    Allyn R. Skelton, II
                                    Senior Vice President and
                                        Chief Financial Officer